Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and "Financial Statements and Experts" in the Prospectus/Proxy Statement and “Representations and Warranties” in Appendix A and to the use of our report dated September 26, 2011 with respect to Dreyfus Intermediate Term Income Fund which is incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Intermediate Term Income Fund.

/s/ ERNST & YOUNG LLP

New York, New York
July 25, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Dreyfus Investment Funds:

We consent to the use of our report dated February 24, 2012, for Dreyfus/Standish Fixed Income Fund, a series of Dreyfus Investment Funds, incorporated herein by reference and to the references to our firm under the headings "Independent Registered Public Accounting Firms" and "Financial Statements and Experts" in the Prospectus/Proxy Statement on Form N-14.

/s/ KPMG LLP

New York, New York

July 26, 2012